SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
        Securities Exchange Act of 1934 (Amendment No. __________)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
  [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                            Commission Only (as permitted
                                            by Rule 14a-6(e)(2))
  [X] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                   Sevenson Environmental Services, Inc.
__________________________________________________________________________
             (Name of Registrant as Specified in Its Charter)

__________________________________________________________________________
 (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
  [ ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
  [ ] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

__________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

__________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

__________________________________________________________________________

(5)  Total fee paid:

__________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

__________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

__________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:

__________________________________________________________________________

(3)  Filing Party:

__________________________________________________________________________

(4)  Date Filed:

__________________________________________________________________________

             SEVENSON ENVIRONMENTAL SERVICES, INC.
                       2749 LOCKPORT ROAD
               NIAGARA FALLS, NEW YORK 14302-0396


                    NOTICE OF ANNUAL MEETING


TO ALL STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of Sevenson Environmental Services, Inc., a Delaware corporation, will be held at the Comfort Inn, One Prospect Point, Niagara Falls, New York, on May 23, 1995, at 10:00 a.m., for the following purposes:

     (1) To increase the number of shares of Common Stock available for issuance under the 1989 Incentive Stock Plan from 100,000 to 200,000 shares.

     (2) To elect eight Directors, two of whom will be Class A Directors elected by holders of Common Stock and six of whom will be Class B Directors elected by holders of Class B Common Stock, such Directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

     (3) To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 1995.

     (4) To transact such other business as may properly come before the meeting.

                         By Order of the Board of Directors,

                         WILLIAM J. McDERMOTT

                         Secretary


April 11, 1995



     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK,
DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED.

                        PROXY STATEMENT
               FOR ANNUAL MEETING OF STOCKHOLDERS
                               OF
             SEVENSON ENVIRONMENTAL SERVICES, INC.

                          ____________

                          TO BE HELD AT
                         THE COMFORT INN
                       ONE PROSPECT POINT
                     NIAGARA FALLS, NEW YORK
                         ON MAY 23, 1995
                          _____________

                         PROXY STATEMENT

GENERAL MATTERS

     The accompanying proxy is solicited by the Board of Directors of Sevenson Environmental Services, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company to be held at the Comfort Inn, One Prospect Point, Niagara Falls, New York, 14302, on Tuesday, May 23, 1995, at 10:00 a.m. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 11, 1995.

     The cost of solicitation of proxies will be borne by the Company. Solicitation other than by mail may be made by officers or by regular employees of the Company, who will receive no additional compensation therefor, by personal or telephone solicitation, the cost of which is expected to be nominal. The Company will reimburse brokerage firms and other securities custodians for their expenses in forwarding proxy materials to their principals.

     Only holders of shares of Common Stock and Class B Common Stock of record at the close of business on April 4, 1995 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on April 4, 1995, the Company has outstanding approximately 1,605,225 shares of Common Stock and 4,735,975 shares of Class B Common Stock. At the meeting, the holders of Common Stock will be entitled, as a class, to elect two Directors (the Class A Directors) and the holders of Class B Common Stock will be entitled, as a class, to elect the remaining six Directors (the Class B Directors).

     Except for the election of Directors and except for class votes as required by law, holders of both classes of Common Stock vote or consent as a single class on all matters, with each share of Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share.

     Shares of Common Stock represented by the proxies in the form enclosed, properly executed, will be voted in the manner designated, or if no instructions are indicated, in favor of Directors named therein and for the other proposals. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting. The proxy given by the enclosed proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information concerning the persons known to the Company to beneficially own, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, more than 5% of the outstanding shares of Common Stock or Class B Common Stock, the number of shares of each class owned by each Director of the Company, the named executive officers and by all executive officers and Directors as a group, as of April 4, 1995, and the aggregate voting power held by such persons and the group in circumstances where Class B Stock votes as one class with the Common Stock.

                        Shares of            Shares of Class B
Name(1)               Common Stock(2)         Common Stock(2)
_________________   ___________________    ____________________   ______
                                                                  Voting
                    Number   Percentage    Number    Percentage   Power
                    ______   __________    _______   __________   ______
FMR Corp.           612,000    38.13%        0           0         1.24%
 82 Devonshire St.
 Boston, Mass. 02109
J.P. Morgan &
 Co., Inc.          169,800    10.57%        0           0         0.33%
 60 Wall Street
 New York, NY 10260
Michael A. Elia         0         0        919,750(4)  19.42%     18.78%
Laurence A. Elia        0         0        926,350(5)  19.55%     18.91%
Richard A. Elia         0         0        926,350(6)  19.55%     18.91%
William J. McDermott    0         0        936,775(7)  19.77%     19.13%
Alan R. Elia, Jr.       0         0        935,550     19.75%     19.10%
Arthur A. Elia       11,750(3)    *          0           0          *
Dena M. Armstrong     6,750       *          0           0          *
Joseph J. Castiglia   4,000(3)    *          0           0          *
Robert S. Kelso       3,200(3)    *          0           0          *
All officers and
 Directors as a
 group (8 persons)   25,700       *      3,709,225     78.33%    75.75%

* Less than 1%

_____________
(1) Unless otherwise noted, the address of all beneficial owners is c/o Sevenson Environmental Services, Inc., 2749 Lockport Road, Niagara Falls, New York 14302-0396.

(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, and individuals may disclaim beneficial ownership for other purposes. Each stockholder has sole investment and voting power over the shares opposite his name unless otherwise indicated.

          The Class B stockholders are parties to a Voting Agreement pursuant to which all shares of Class B Common Stock are to be voted in accordance with the majority vote, except in situations in which there exist certain conflicts of interest. The Voting Agreement commenced in 1989, is for a term of ten years and is subject to renewal.

(3) Includes 3,000 shares of Common Stock which may be acquired under options granted to non-employee Directors pursuant to the 1989 Incentive Stock Plan.

(4) Does not include 30,400 Class B shares held by his spouse as custodian for his minor children as to which he disclaims beneficial ownership.

(5) Does not include 22,800 Class B shares held by his spouse as custodian for his minor children as to which he disclaims beneficial ownership.

(6) Does not include 22,800 Class B shares held by his spouse as custodian for his minor children as to which he disclaims beneficial ownership.

(7) Does not include 15,200 Class B shares held by his spouse as custodian for his minor children as to which he disclaims beneficial ownership.


INCREASE IN SHARES AVAILABLE FOR ISSUANCE PURSUANT TO 1989
INCENTIVE STOCK PLAN

     The Sevenson Environmental Services, Inc. 1989 Incentive Stock Plan (the "Plan") is administered by the Compensation Committee of the Board of Directors. No member of the Committee is eligible to participate in the Plan, with the exception of non-discretionary grants of options to non-employee Directors. The Plan authorizes the Compensation Committee to grant incentive stock options, nonqualified stock options, stock appreciation rights ("SARs") and restricted stock to key employees selected by it. The approximate number of eligible employees is 200.

     Currently, the maximum number of shares available for issuance under the Plan is 100,000 shares of Common Stock. No SARs have yet been granted, and no Restricted Stock has yet been awarded under the Plan. In 1994, no options were awarded because the limits of the Plan were nearly exhausted. As of April 4, 1995, options for 97,000 shares had been granted. Accordingly, it is proposed to increase the number of shares of Common Stock available for issuance by 100,000 additional shares, to 200,000 shares. The Company has not made any grants which are contingent upon stockholder approval of this proposal.

     Incentive stock options may only be granted until March 1, 1999. The option price per share may not be less than the fair market value of the Common Stock at the time the option is granted. The Plan also provides for the award of shares of the Company's Common Stock subject to restrictions on disposition ("Restricted Stock"). While the restrictions remain in effect, the participant cannot sell or transfer the shares of Restricted Stock, but he has the other rights of a stockholder, including the right to vote and to receive dividends. Restricted Stock awarded under the Plan is subject to the terms and conditions of the Plan and to other terms and conditions as the Compensation Committee specifies. A participant will forfeit to the Company his Restricted Stock if his employment with the Company and its subsidiaries terminates for any reason, other than death or disability, prior to the expiration of the restrictions.

     Shares awarded as Restricted Stock shall vest at such time or times as the Compensation Committee may determine. The Compensation Committee may remove or relax restrictions in its discretion. If a participant dies or becomes totally disabled while employed, all restrictions on such shares will lapse automatically.

     The Plan also provides for a one-time, non-discretionary grant of options to purchase 3,000 shares of Common Stock to each non-employee Director. See "Remuneration of Directors." Such options granted to non-employee Directors may be exercised beginning six months and will expire ten years after the date of grant. The option price per share will be 100% of the fair market value of a share of Common Stock at the time the option is granted. Such options will expire 60 days after termination of the Director's term of office for any reason except death or disability, unless the Director is reelected. If termination is due to death or disability, the options will expire six months after such termination.

     The following is a brief summary of the federal income tax aspects of the Plan, based on existing law and regulations which are subject to change. The application of state and local income taxes and other federal taxes is not discussed.

     A participant who is granted an incentive stock option is not required to recognize taxable income at the time of the grant or at the time of exercise. Under certain circumstances, however, a participant may be subject to the alternative minimum tax with respect to the exercise of his incentive stock options. The Company is not entitled to a deduction at the time of grant or at the time of exercise. If a participant does not dispose of the shares acquired pursuant to the exercise of an incentive stock option before the latter of two years from the date of grant of the option and one year from the transfer of the shares to him, any gain or loss realized on a subsequent disposition of the shares will be treated as long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

     If a participant disposes of the shares received upon the exercise of an incentive stock option either (1) within one year of the transfer of the shares to him or (2) within two years after the incentive stock option was granted, the participant will generally recognize ordinary compensation income equal to the lesser of (a) the difference between the fair market value of the shares on the date the incentive stock option was exercised and the purchase price of the shares, and (b) the amount of gain realized on the sale. Any gain realized in excess of the compensation income recognized, and any loss realized, will be long-term or short-term capital gain or loss, depending upon the length of the period the participant held the shares. If a participant is required to recognize ordinary compensation income as a result of the disposition of shares acquired on the exercise of an incentive stock option, the Company, subject to general rules relating to the reasonableness of the participant's compensation, will be entitled to a deduction for an equivalent amount if the Company makes appropriate arrangements for withholding of income taxes on such compensation.

     A participant who is granted a nonqualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the fair market value of the shares on the date of exercise. The Company is entitled to a corresponding deduction for the same amount.

     The grant of an SAR will produce no federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the SAR and the fair market value of a share on the date of exercise, and a corresponding deduction to the Company.

     A participant who has been granted shares of Restricted Stock will not be required to recognize taxable income, and the Company will not be entitled to a deduction, at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When such restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction.

     The closing price of the Company's Common Stock reported on the National Association of Securities Dealers National Market
System for March 9, 1995 was $15.25 per share.

     The affirmative vote of the holders of a majority of the shares of Common Stock and Class B Common Stock present and entitled to vote at the Annual Meeting, voting together as a single class, is required to approve this proposal. Accordingly, abstentions and broker non-votes will have the effect of votes against the proposal. Unless otherwise directed, proxies solicited by the Board of Directors will be voted in favor of this proposal.

ELECTION OF DIRECTORS

     It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the two nominees for Class A Director named below. The Class B Directors will be elected by the holders of the Class B Common Stock. Holders of Common Stock are not entitled to vote on the election of the Class B Director nominees. Directors are elected by a plurality of the votes cast; accordingly, abstentions and broker non-votes will have no effect.

     The nominees proposed for election to the Board of Directors are all presently members of the Board.

     The nominees named herein, if elected as Class A Directors, will hold office until the next succeeding Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event either nominee for Class A Director becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the remaining Director. It is anticipated that Michael A. Elia, Laurence A. Elia, Richard A. Elia, William J. McDermott and Alan R. Elia, Jr., who own 98.2% of the Class B Common Stock (the "Principal Stockholders"), will execute a proxy authorizing the voting for all of the nominees for Class B Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as Directors. All Directors have served continuously as such from the year stated.

                            Director
Name                  Age   Since     Title
_______________________________________________________________

Nominees for
Class A Directors

Joseph J. Castiglia   60    1989      Director
Robert S. Kelso       74    1989      Director

Nominees for
Class B Directors

Michael A. Elia       43    1980      President, Chief Executive
                                        Officer and Director
Laurence A. Elia      44    1979      Vice President and Director
Richard A. Elia       41    1982      Executive Vice President
                                        and Director
William J. McDermott  45    1979      Vice President-Finance,
                                        Secretary and Director
Dena M. Armstrong     37    1982      Assistant Vice President-
                                        Finance, Treasurer and
                                        Director
Arthur A. Elia        66    1979      Director


     Joseph J. Castiglia has served as President since 1982, and as a Director since 1971 of Pratt & Lambert United, Inc. (paint, industrial coatings and adhesives manufacturer). He was named Chief Executive Officer of that company in February 1989. He is a Director of the Vision Group of Funds, a mutual fund group, Blue Cross and Blue Shield of Western New York (health care and health insurance company) and the National Paint and Coatings Association. Mr. Castiglia is also a Trustee of Sisters of Charity Hospital, located in Buffalo, New York. He is also Chairman of the Board of Directors of the Buffalo Branch of the

Federal Reserve Bank of New York. Mr. Castiglia received his
B.B.A. degree from Canisius College. He is a Certified Public
Accountant in the State of New York.

     Robert S. Kelso served as President, Chief Executive Officer and a Director of Calspan Corporation (aerospace research and development company) from 1970 until his retirement in 1978. From 1984 until 1993 he served as a Director of Blue Shield of Western New York, Inc. (health care and health insurance company). He received B.S. and M.S. degrees in engineering from the Massachusetts Institute of Technology and the University of Michigan, respectively.

     Michael A. Elia has served as Chief Executive Officer of the Company since 1984. From 1982 to 1984 he served as Vice President in charge of all civil, heavy and highway construction operations of the Company and from 1979 to 1982 he was a project manager with the Company. He received his B.S. degree in Civil Engineering from Villanova University.

     Laurence A. Elia has served as a Vice President of the Company since 1975 and in various executive capacities prior to that time. He is President of the Company's wholly-owned Canadian subsidiary. He received his A.B. and B.S. degrees in Engineering from Dartmouth College.

     Richard A. Elia has served as a Vice President of the Company since 1982 and in various executive capacities prior to that time. From 1979 to 1982 he served as project manager for many major projects. He received his B.S. degree in Business Administration from Villanova University.

     William J. McDermott has served as Vice President-Finance of the Company since 1986, and as Secretary since 1987. From 1975 to 1986 he served as legal counsel and in various executive capacities with the Company. He received his J.D. and B.S. (Civil Engineering) degrees from the State University of New York at Buffalo. He is a member of the New York bar.

     Dena M. Armstrong joined the Company in 1975. She served in various office and field administrative positions from 1975 to 1982. Since 1982 she has served as Assistant Vice
President-Finance. She received her B.S. degree from Niagara
University.

     Arthur A. Elia has been with the Company since 1947. From 1947 until 1982 he served as a Vice President. From 1982 to 1984 he served as the Chief Executive Officer of the Company. Arthur Elia is the father of Michael, Laurence and Richard Elia and Dena
M. Armstrong is their cousin.

     Early in 1995, the Company discovered a number of inadvertent reporting deficiencies with respect to the beneficial ownership of Company stock by its executive officers. No violations of Section 16(b) were discovered, and Forms 5 were filed during February 1995, correcting such reporting deficiencies as follows: the named executive officers each reported a registered sale of 40,000 shares made in 1994;
Mr. Philip R. DeLuca reported a 1990 option grant and four 1994 sales by his minor children; Messrs. Paul Hitcho, John Robbins, III, Paul Thomson and Mason Wheeler reported 1990, 1992 and 1993 option grants; and Messrs. Robbins, Thomson and Wheeler also each reported an option exercise during 1994, with Messrs. Robbins and Thomson selling the securities underlying such options.

BOARD OF DIRECTORS AND COMMITTEES

     During 1994, the Board of Directors had four meetings, and acted pursuant to one unanimous written consent. The Board of Directors has an Audit Committee consisting of Messrs. Castiglia and Kelso and a Compensation Committee consisting of Messrs. Castiglia, Kelso and Arthur A. Elia. The Board of Directors does not have a nominating committee.

     The Audit Committee recommends independent accountants for selection by the Board of Directors, reviews the results and scope of the audit and the services provided by and the fees paid to the independent accountants. The Audit Committee also reviews semi-annually the allocation of expenses pursuant to the Services Agreement between the Company and SCC Contracting, Inc. ("SCC"), a general construction business owned by the Principal Stockholders. See "Certain Transactions -- Transactions with SCC." During 1994, the Audit Committee had two meetings.

     The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of Directors and executive officers. The Committee administers the Bonus Plan and the 1989 Incentive Stock Plan. During 1994, the Compensation Committee had two meetings.

     Every member of the Board of Directors attended at least 75% of the meetings of the Board and of the committees of which the Director is a member.

REMUNERATION OF DIRECTORS

     Directors who are not employees of the Company are paid a fee of $2,000 for each meeting of the Board of Directors attended, and each meeting of a committee of the Board of Directors attended when not scheduled on the same day as a Board
Meeting, and are reimbursed for their expenses incurred in attending such meetings.

     In accordance with the provisions of the 1989 Incentive
Stock Plan, each non-employee Director is entitled to receive a one-time, non-discretionary option to acquire 3,000 shares of Common Stock.

EXECUTIVE COMPENSATION
Compensation Committee Report on Executive Compensation

     Decisions on compensation of the Company's executives generally are made by the three-member Compensation Committee of the Board (the "Committee"). Each member of the Committee is a non-employee director. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the Company's 1989 Incentive Stock Plan (the "Plan").

     The Company's executive compensation policies are to provide competitive levels of compensation that integrate pay with the Company's performance goals, reward profitability, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. In 1994, these policies were carried out through the compensation components of salary, profit sharing, pension, perquisites, bonus and, for executive officers other than those named in the following Summary Compensation Table, incentive stock options.

     Although the Committee has approved modest periodic increases in the salaries of executive officers other than those named in the Summary Compensation Table, at the requests of the named executive officers no increases in their salaries have been implemented for six years. A competitive salary structure is the most fundamental component of executive compensation used by the Committee to assist in attracting and retaining qualified executives.

     The Committee considers the profitability of the Company in awarding bonuses under the Bonus Plan, which are awarded based solely on individual performance and Company profitability. Bonuses have been awarded to various officers including the named executive officers, as indicated in the Summary Compensation Table. Annual Company contributions to the Company's Profit Sharing Plan, if any, are made from the Company's current or accumulated profits and are then allocated among participants based upon compensation.

     Neither pension allocations nor perquisites, which include income tax return preparation, club membership dues, interest-free loans for split dollar life insurance premiums and provision of or payments for automobiles, relate directly to the Company's performance. Instead, these relatively inexpensive components of executive compensation are primarily viewed as necessary to keep compensation levels competitive and to assist in attracting and retaining qualified executives.

     The Committee also believes that stock ownership by management and employees serves as an incentive to the enhancement of stockholder value. In 1994, no options were awarded because the limits under the Plan were nearly exhausted. Because the named executive officers are also among the Principal Stockholders, the Committee sees less reason to award them options, stock appreciation rights ("SARs") or restricted stock. Accordingly, while the named executive officers continue to be eligible to participate in the Plan, and the Committee reserves the right to make awards to them in the future based on individual or Company performance, assistance in the attraction or retention of qualified executives, or other qualitative or quantitative criteria, it has never awarded the named executive officers any options, SARs or restricted stock.

     The Committee's approach to establishing Mr. Michael Elia's compensation does not differ from the policies and criteria described above, except that recognition is given to the fact that, as President and Chief Executive Officer, Mr. Elia's responsibility for the Company's performance is incrementally greater than that of the other executive officers. In particular, the Committee considered that continuation of his existing salary was easily justified by his role in guiding the Company through the intensely aggressive competition experienced during 1991, back to growth in 1992 through 1994, while maintaining and enhancing the Company's reputation for quality and integrity, its financial strength, its excellent safety record and its prospects for the future.

                              Compensation Committee:

                              Joseph J. Castiglia
                              Robert S. Kelso
                              Arthur A. Elia

Summary Compensation Table

     The following Summary Compensation Table sets forth information with respect to the annual and other compensation paid or accrued by the Company during the years ended December 31, 1994, 1993 and 1992 for (i) the chief executive officer and
(ii) the three other executive officers of the Company whose annual compensation exceeded $100,000, for services rendered in all capacities.

                                      Annual
                                   Compensation
                                ____________________
                                                          All Other
Name and Principal              Salary      Bonus(1)    Compensation(2)
Position                Year     ($)         ($)            ($)
_______________________________________________________________________
Michael A. Elia,        1994    200,000     47,377        15,261
 Chief Executive        1993    200,000     36,373        23,554
 Office                 1992    200,000      6,877

William J. McDermott,   1994    180,000     47,377        15,421
 Vice President-        1993    180,000     36,202        21,487
 Finance                1992    180,000      6,376

Laurence A. Elia,       1994    180,000     47,377        15,355
 Vice President         1993    180,000     36,175        21,119
                        1992    180,000      6,113

Richard A. Elia,        1994    190,000     47,377        15,066
 Executive Vice         1993    190,000     36,531        22,192
 President              1992    190,000      6,509

_____________
(1) Amounts shown in this column represent cash bonuses paid and annual awards under the Company's Profit Sharing Plan, in which most regular employees participate on the basis of compensation.

(2) Amounts shown for 1994 include the dollar value of split dollar life insurance premiums paid by the Company on behalf of each of the named executive officers, in the amounts of $1,632, $1,792, $1,726 and $1,437, respectively. Such amounts include Company contributions to the accounts of each named executive officer in the defined contribution pension plan, in the amounts of $13,629 each.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Castiglia, Kelso and Arthur A. Elia served on the Compensation Committee of the Company for the past fiscal year. The Company pays interest at the annual rate of 9% to Arthur A. Elia, a Director and a former executive officer of the Company, and to his brother Alan Elia Sr., with respect to the indebtedness incurred by the Company in 1981 in connection with its acquisition of a construction business owned by them. The amount of the principal indebtedness, all of which is unsecured, owed to Arthur A. Elia and Alan Elia, Sr. as of December 31, 1994 was $1,000,000 each, and interest payments to them in 1994 were $90,000 each. The indebtedness to each matures six months after his death and is funded by life insurance.

          Other than as stated above, during the fiscal year no compensation committee member had any interlocking relationship with the Company of the type required by Item 402(j) of Regulation S-K to be disclosed herein.

FIVE-YEAR STOCKHOLDER RETURN COMPARISON

     The following line-graph presentation compares cumulative stockholder return on an indexed basis since 1990 with the S&P
500 Stock Index and the S&P Pollution Control Index.

                            Annual
                                       Years Ending
Company                 Dec90      Dec91     Dec92     Dec93     Dec94
______________________________________________________________________
S&P 500 Index            -3.11     30.47      7.62     10.08      1.32
Sevenson Environ Svcs   -31.85    -21.74     44.44     11.54     16.24
Pollution Control       -10.57     17.58      0.22    -26.84      3.62


                                       Years Ending
Company             Dec89    Dec90     Dec91     Dec92     Dec93    Dec94
__________________________________________________________________________
S&P 500 Index       100      96.90     126.42    136.05    149.76   151.74
Sevenson Environ    100      68.15      53.33     77.04     85.93    99.88
 Svcs
Pollution Control   100      89.43     105.15    105.39     77.10    79.89


CERTAIN TRANSACTIONS
Transactions with SCC

     Prior to an internal restructuring of the Company completed before the Company's initial public offering in April 1989, the Company also conducted a general construction business. As a part of the restructuring, the general construction business was transferred to SCC. All of the capital stock of SCC was distributed to and is owned by the Principal Stockholders. The businesses of SCC and the Company have been and are expected to continue to be operated out of the office, yard and shop facilities owned by the Company. SCC has used to varying degrees and is expected to continue to use the Company's office and administrative personnel, computer resources, equipment and other Company personnel.

     An agreement (the "Services Agreement") provides guidelines for the Company's performance and pricing of services it provides to SCC and facilities used by SCC. The Company's charges to SCC are based upon a cost allocation system believed by the Company to be fair and equitable to the Company's stockholders. Allocation of these costs is generally based upon usage. Occasionally, SCC or the Company will rent equipment owned by the other. In such circumstances the user will pay the fair market rental rate.

     During 1994, SCC paid the Company approximately $199,000 for general and administrative services and general yard and shop services. The formulae and actual intercompany charges are reviewed semi-annually by the Audit Committee of the Company's
Board of Directors.

     The Company's liability insurance and workers compensation policies are written to cover both the Company and SCC. Since these policies contain limits which are applicable to both SCC and the Company, covered losses experienced by SCC would increase the costs of and reduce limits of coverage available to the Company. SCC will pay the portion of the premiums for these policies attributable to its operations. In 1994, the Company's shares of the liability insurance and workers compensation premiums was approximately $2,221,000 and SCC's share was approximately $67,000.

     Premiums for the Company's general liability and workers compensation policies are retrospectively rated, which means that premiums for past policy years are recalculated annually to reflect actual losses under the policies. Recalculation can result in an increase or decrease in the premiums within certain limits. The Company and SCC have agreed to share such increases and decreases pro-rata on the basis of the respective portion of the original premiums paid. Accordingly, losses incurred by SCC could result in increases in the Company's insurance premiums in an amount disproportionate to its own loss experience.

     As is customary in the industry, the Company is obligated to indemnify its surety against losses incurred by the surety on surety bonds written on behalf of the Company and its subsidiaries. The Company remains liable to the surety for any loss on surety bonds written on behalf of SCC prior to March 1, 1989 when SCC was part of the Company. The surety has not suffered any losses on such surety bonds and the Company is not aware of any basis for any claims that could give rise to such losses. SCC and the Principal Stockholders have agreed to indemnify the Company against any loss the Company sustains as a result of its indemnification of the surety on surety bonds written on behalf of SCC.

     The Company maintains both a money-purchase pension plan and a profit sharing plan. SCC formerly maintained identical plans for its employees which were merged into the Company's plans effective as of January 1, 1989. Persons employed by both the Company and SCC in the same year will receive allocations to the plans from both companies based on their compensation from each.

Other Transactions

     See "EXECUTIVE COMPENSATION -- Compensation Committee
Interlocks and Insider Participation."

     In May 1988, a corporation owned primarily by the Principal Stockholders acquired a hotel in Niagara Falls, New York. The Company provides bookkeeping and accounting services to the hotel and charges the corporation an amount equal to the Company's costs (determined on the basis of computer usage) of providing such services. In 1994, these costs totaled approximately $64,000.

AUDITORS

     The firm of Deloitte & Touche LLP, independent certified public accountants, has audited the records of the Company for the past twelve years. The Board of Directors wishes to continue the services of this firm for the fiscal year ending December 31, 1995, and the stockholders' ratification of such appointment is requested. If the stockholders do not ratify the selection of Deloitte & Touche LLP by the affirmative vote of a majority of votes cast at the Annual Meeting of Stockholders on this proposal, selection of independent accountants will be reconsidered by the Board of Directors.

     Representatives of Deloitte & Touche LLP will attend the
Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Secretary, Sevenson Environmental Services, Inc., 2749 Lockport
Road, Niagara Falls, New York 14302-0396, no later than
December 2, 1995.

OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a stockholders' vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.


                         By Order of the Board of Directors,

                         SEVENSON ENVIRONMENTAL SERVICES, INC.

                         William J. McDermott
                         Secretary

April 11, 1995

               PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                 SEVENSON ENVIRONMENTAL SERVICES, INC.
                          2749 Lockport Road
                     Niagara Falls, New York 14302

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all prior proxies, hereby appoints
Michael A. Elia and William J. McDermott, or either of them, as Proxy or Proxies with full power of substitution, and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Sevenson Environmental Services, Inc. held of record by the undersigned on April 4, 1995, at the Annual Meeting of Stockholders to be held on May 23, 1995, or any adjournments thereof.

1. Increase in Common Stock available for Issuance under the 1989 Incentive Stock Plan

     FOR  [ ]       AGAINST   [ ]       ABSTAIN   [ ]


2.   Election of Class A Directors

     [ ]  FOR all nominees listed     [ ]  WITHHOLD AUTHORITY to vote
          below (except as marked          for all nominees listed
          to the contrary                  below

     Joseph J. Castiglia
     Robert S. Kelso

(INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee's name in the space provided below.)

_________________________________________________________________


3.   Appointment of Deloitte & Touche as independent accountants

     FOR  [ ]       AGAINST   [ ]       ABSTAIN   [ ]


4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. (If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.)

     Please mark, date, sign and return the proxy card promptly, using the enclosed envelope.

     Please sign exactly as shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                              Date: ____________________, 1995

                              ___________________________________
                                        Signature

                              ____________________________________
                                   Signature if held jointly

               PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                 SEVENSON ENVIRONMENTAL SERVICES, INC.
                          2749 Lockport Road
                     Niagara Falls, New York 14302

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, revoking all prior proxies, hereby appoints
Michael A. Elia and William J. McDermott, or either of them, as Proxy or Proxies with full power of substitution, and hereby authorizes him to represent and to vote, as designated below, all the shares of Class B Common Stock of Sevenson Environmental Services, Inc. held of record by the undersigned on April 4, 1995, at the Annual Meeting of Stockholders to be held on May 23, 1995, or any adjournments thereof.

1. Increase in Common Stock available for Issuance under the 1989 Incentive Stock Plan

     FOR  [ ]       AGAINST   [ ]       ABSTAIN   [ ]


2.   Election of Class B Directors

     [ ]  FOR all nominees listed    [ ]  WITHHOLD AUTHORITY to vote
          below (except as marked         for all nominees listed
          to the contrary                 below

     Michael A. Elia          Laurence A. Elia         Richard A. Elia
     William J. McDermott     Dena M. Armstrong        Arthur A. Elia

(INSTRUCTION: To withhold authority to vote for any individual nominees, write that nominee's name in the space provided below.)

______________________________________________________________________


3.   Appointment of Deloitte & Touche as independent accountants

     FOR  [ ]       AGAINST   [ ]       ABSTAIN   [ ]


4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. (If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.)

     Please mark, date, sign and return the proxy card promptly, using the enclosed envelope.

     Please sign exactly as shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                         Date: _______________________, 1995


                         ________________________________________
                                   Signature

                         ________________________________________
                              Signature if held jointly